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                              EMPLOYMENT AGREEMENT


AGREEMENT ENTERED INTO AT MONTREAL, THIS 2ND DAY OF JUNE, 1998.

BY AND BETWEEN:     PHOENIX INTERNATIONAL LIFE SCIENCES INC., corporation duly incorporated according to law, having a place of business in the Province of Quebec, herein acting and represented by Claude Forget, Dave Goldman, Dr. Bert Spilker, Dr. Lucien
                    Steru, Robert Raich, and duly authorized for the purposes hereof as they hereby declare (hereinafter referred to as "Phoenix"),

AND; DR. JOHN W. HOOPER, residing and domiciled in the City of Hudson, Province of Quebec (hereinafter referred to as "JH")


          WHEREAS JH is currently employed by Phoenix and holds the position of Chairman of the Board and Chief Executive Officer of Phoenix;

          WHEREAS the parties hereto wish to amend certain terms and conditions of JH's employment with Phoenix and wish to provide that the terms and conditions contained herein shall supersede all previous terms and conditions relating to JH's employment with Phoenix, unless specifically provided herein.

          NOW, THEREFORE, FOR THE REASONS SET FORTH ABOVE, AND IN CONSIDERATION OF THE MUTUAL PREMISES AND AGREEMENTS HEREINAFTER SET FORTH, THE PARTIES HERETO ACKNOWLEDGE AND AGREE AS FOLLOWS:


1.     PREAMBLE

1.1 The preamble hereto shall form an integral part hereof as if recited herein at length.


2.     NATURE AND TERM OF SERVICES

2.1 The parties hereto hereby agree that the terms and conditions contained herein shall apply to JH's employment with Phoenix and shall supersede all previous agreements and terms and conditions relating to JH's employment with Phoenix, unless specifically provided herein.

2.2 The term of the present Agreement (the "Term") begins on January 1, 1998 and shall continue for an indeterminate period unless terminated in accordance with the provisions of the present Agreement.

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2.3    JH agrees that he shall, during the Term, continue to provide the services that he is currently providing to Phoenix on a full-time basis. Without limiting the generality of the foregoing, in addition to the above mentioned services, JH shall do whatever is required of him during the Term to hire and train a person to replace him as Chief Executive Officer of Phoenix (hereinafter the "Services").

2.4 JH shall use his best efforts in providing the Services and in fulfilling his duties and obligations hereunder pursuant to the terms hereof.

3.     COMPENSATION

3.1 As consideration for the Services rendered pursuant to this Agreement, and in further consideration for the confidentiality, non-competition and non-solicitation covenants described in Article 4, 5, 6, 7 hereof, Phoenix shall pay to JH an annual salary of $400,000 for each year of the Term.

3.2 JH shall continue to be eligible for a merit bonus, subject to the discretion of the Board of Directors of Phoenix and to be determined in a manner consistent with other senior executives of Phoenix.

3.3 For the duration of the Term, JH shall be entitled to the following annual car allowance and maximum annual car mileage allowance:

       3.3.1  Annual car allowance - $6,000

       3.3.2 Annual maximum car mileage allowance - $7,500 (upon presentation of appropriate receipts).

4.     CONFIDENTIALITY AND NON-COMPETITION

4.1 JH agrees to be bound by the provisions of that "Confidentiality, Proprietary Rights, Regulatory and Non-Competition" agreement dated May 7, 1998, a copy of which is attached hereto under Schedule A. For greater certainty, JH hereby agrees that the foregoing shall also apply during the term of the New Agreement, if any.

5.     TERMINATION

5.1 The present Agreement may be terminated by either party, by written notice at least three (3) months prior to the effective date of termination, however, such notice may not be given prior to September 30, 1999.

6.     OTHER-MATTERS


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6.1    Upon the termination of the Term and subject to the agreement of both parties hereto, Phoenix and JH may enter into an employment agreement (the "New Agreement") whereby JH provides services to Phoenix for a fee, the whole subject to the approval of the Board of Directors of Phoenix and Phoenix's new Chief Executive Officer. The fee for JH's services shall be $1,000 per day of services. If such a New Agreement is concluded, it may be terminated by either party thereto at any time, subject to a three (3) month prior notice to the other party.

6.2 The terms of the interest free loan currently due by JH to Phoenix shall continue to apply during the Term and during the term of the New Agreement, as the case may be. The foregoing amount shall immediately be reimbursed by JH to Phoenix upon the termination of the present Agreement or upon termination of the New Agreement, its the case may be.

6.3 All health, disability or other executive benefits which are specified in the current Executive Benefits Plan, as such plan may be amended from time to time, shall be provided to JH during the Term, and during the term of the New Agreement, as the case may be, and shall immediately cease upon the termination of the present Agreement or upon the termination of the New Agreement, as the case may be.

6.4 JH's stock options pursuant to Phoenix's Key Employee Share Option Plan shall expire in accordance with the said plan, that is, sixty (60) days following the termination of the present Agreement or upon termination of the New Agreement, as the case may be.

6.5 During the Term, as well as during the term of the New Agreement, as the case may be, JH shall be eligible to receive a bonus as well as annual stock grants in accordance with the executive bonus plan and the Key Employee Share Option Plan in effect at such time (and based on the position that JH will be occupying at such time) and as determined by the Board of Directors of Phoenix.

6.6 The parties hereto acknowledge that if they enter into the New Agreement, as the case may be, JH will be an employee of Phoenix pursuant to the terms thereof.

7.     SEVERANCE

7.1 Following the termination of the Term in accordance with the provisions of the present agreement, Phoenix shall pay to JH the following amount:

       7.1.1 If the parties hereto do not enter into the New Agreement, JH shall receive as severance the sum of $750,000 payable in sixty
              (60) equal, consecutive, monthly payments of $12,500, the first such payment being due and payable upon the expiry of the Term; or

       7.1.2 If the parties hereto enter into the New Agreement and the New Agreement is terminated prior to the day that is one year from the beginning of the term of the


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              New Agreement, JH shall receive as severance the sum of $700,000 payable in sixty (60) equal consecutive monthly payments of $11,666, the first such payment being due and payable upon the termination of the New Agreement; or

       7.1.3 If the parties hereto enter into the New Agreement and the New Agreement is terminated on or after the day that is one year from the beginning of the term of the New Agreement but prior to the day that is two years from the beginning of the term of the New Agreement, JH shall receive as severance the sum of $600,000 payable in sixty (60) equal, consecutive, monthly payments of $10,000, the first such payment being due and payable upon the termination of the New Agreement; of

       7.1.4 If the parties hereto enter into the New Agreement and the New Agreement is terminated on or after the day that is two years from the beginning of the term of the New Agreement, JH shall receive as severance the sum of $500,000 payable In sixty (60) equal, consecutive, monthly payments of $8,333.33, the first such payment being due and payable upon the termination of the New Agreement;


8.     MISCELLANEOUS

8.1 This Agreement shall be binding upon and shall enure to the benefit of the parties hereto, and any successor to or assignee of all or substantially all of the business and property of Phoenix. In addition, Phoenix may assign its rights hereunder to a direct or indirect subsidiary, affiliated company, or division of Phoenix without the consent of JH. For greater certainty, in the event of the death of JH, after the termination of the Term, the sums payable in accordance with Section 6 shall be payable to JH's estate.

8.2 This Agreement contains the entire agreement relating to JH's employment with Phoenix, and shall not be modified except in writing by the parties hereto. Furthermore, the parties hereto specifically agree that all prior agreements, whether written or oral, relating to the Services shall be of no further force or effect from and after the date hereof, other than as provided herein.

8.3 If any phrase, clause or provision of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such phrase, clause or provision shall be deemed severable from this Agreement, but will not effect any other provisions of this Agreement which otherwise shall remain in full force and effect. If any restriction or limitation in this Agreement is deemed to be unreasonable, onerous and unduly restrictive by a court of competent jurisdiction, it shall not be stricken in its entirety and held totally void and unenforceable, but shall remain effective to the maximum extent permissible within reasonable bounds.

8.4 The waiver by JH or Phoenix of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or


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condition hereof.

8.5 The parties hereto agree that this Agreement shall be construed as to both validity and performance and shall be enforced in accordance with and governed by the laws of Quebec and the laws of Canada applicable therein.

8.6 The parties hereto have requested that this Agreement and all documentation relating thereto be drafted in English. LES PARTIES AUX PRESENTES ONT DEMANDE QUE CE CONTRAT ET TOUTES AUTRES DOCUMENTS Y AFFERENTES SOIENT REDIGEES EN ANGLAIS.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       PHOENIX INTERNATIONAL LIFE SCIENCES INC.



                                       Per: /s/ Claude Forget
                                            -----------------------------------
                                            Claude Forget

                                       Per: /s/ Dave Goldman
                                            -----------------------------------
                                            Dave Goldman




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